UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2010

CALVIN B. TAYLOR BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Maryland                            000-50047                           52-1948274
         (State of incorporation)         (Commission file number)         (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 8 – Other Events

Item 8.01 Other Events

    On January 13, 2010, as part of its capital planning, the Board of Directors voted to suspend until June 30, 2010, the stock buy-back program which was announced in Form 8-K filed on May 9, 2007.  On June 9, 2010, the Board of Directors voted to extend the suspension of the stock buy-back program until December 31, 2010.

SIGNATURES

Pursuant to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                            Calvin B. Taylor Bankshares, Inc.

Date: June 9, 2010_______                               By:   /s/ Raymond M. Thompson
                                                                                President & Chief Executive Officer